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                       RICE HALL JAMES & ASSOCIATES, LLC

                                 CODE OF ETHICS
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                              Amended: April 2010
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GENERAL

The Code of Ethics is predicated on the principle that RHJ owes a fiduciary duty to its clients. Accordingly, RHJ's Employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, RHJ must:

     o PLACE CLIENT INTERESTS AHEAD OF RHJ'S -- As a fiduciary, RHJ must serve in its clients' best interests. In other words, RHJ Employees may not benefit at the expense of advisory clients. This concept is particularly relevant when Employees are making personal investments in securities traded by advisory clients.

     o ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH RHJ'S CODE OF ETHICS -- Employees must review and abide by RHJ's Personal Securities Transaction and Insider Trading Policies.

     o AVOID TAKING ADVANTAGE OF YOUR POSITION -- Employees must not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with RHJ, or on behalf of an advisory client.

     o MAINTAIN FULL COMPLIANCE WITH THE FEDERAL SECURITIES LAWS(1) -- Employees must abide by the standards set forth in Rule 204A-1 under the Advisers Act.

Any questions with respect to RHJ's Code of Ethics should be directed to the Chief Compliance Officer (CCO) and/or President, Thao Buuhoan. As discussed in greater detail below, Employees must promptly report any violations of the Code of Ethics to the CCO. All reported Code of Ethics violations will be treated as being made on an anonymous basis.

GUIDING PRINCIPLES & STANDARDS OF CONDUCT

All Employees of RHJ, and consultants closely associated with the Company, will act with competence, dignity and integrity, in an ethical manner, when dealing with clients, the public, prospects, third-party service providers and fellow Employees. The following set of principles frame the professional and ethical conduct that RHJ expects from its Employees and consultants:

     o Act with integrity, competence, diligence, respect, and in an ethical manner with the public, clients, prospective clients, Employees, and colleagues in the investment profession;

     o Place the interests of clients, and the interests of RHJ above one's own personal interests;

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(1) "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

     o Adhere to the fundamental standard that you should not take inappropriate advantage of your position;

     o    Avoid any actual or potential conflict of interest;

     o Conduct all personal securities transactions in a manner consistent with this policy;

     o Use reasonable care and exercise independent professional judgment when conducting investment analysis, making investment recommendations, taking investment actions, and engaging in other professional activities;

     o Practice and encourage others to practice in a professional and ethical manner that will reflect favorably on you and the profession;

     o Maintain and improve your professional competence and strive to maintain and improve the competence of other investment professionals.

     o    Comply with applicable provisions of the federal securities laws. (2)

1. PERSONAL SECURITY TRANSACTION POLICY

Employees may not purchase or sell any security in which the Employee has or may acquire beneficial ownership (as defined further below) unless the transaction occurs in an exempted security or the Employee has fully complied with the requirements of this Personal Security Transaction Policy, as set forth below.

The term "security" includes any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing.

A security would include, but not be limited to:

1. Common stock
2. Preferred stock
3. Closed-end mutual funds
4. Exchange Traded Funds (ETFs)
5. Corporate bonds
6. Municipal bonds
7. Options on stocks

The term "exempted security" includes:

     o    Direct obligations of the Government of the United States;

     o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

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(2) "Federal securities laws" means the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted thereunder by the Commission or the Department of the Treasury.

     o    Shares issued by money market funds;

     o Shares issued by open-end funds (excluding ETFs)), other than reportable funds (3); and

     o Shares issued by unit investment trusts that are invested exclusively in one or more open- end funds, none of which are reportable funds.

     o Commodities, futures and options traded on a commodities exchange, including currency futures

PRE-CLEARANCE PROCEDURES

RHJ's Employees must obtain written clearance for all personal securities transactions before placing each transaction, with the exception of the following transactions:

     1.   A purchase or sale of an Exchange Traded Fund (ETFs);

     2. A purchase or sale of 250 shares or less per day of any corporate bond or closed-end fixed income mutual fund;

     3. A purchase or sale of 25 bonds or less per day of any municipal bond (excluding new offerings); and

     4.   A purchase or sale of any exempted security;


RHJ reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct. Generally, Employees shall complete RHJ's Pre-Clearance Form (SEE ATTACHMENT A) or may request pre-clearance via email. All pre-clearance requests must be submitted to RHJ's CCO or someone so designated by the CCO. Currently, Tom McDowell, Tim Todaro or Gary Rice may also approve personal securities transactions. Once pre-clearance is granted to an Employee, such Employee may only transact in that security for the remainder of the day. If the Employee wishes to transact in that security on the following or any other day, they must again obtain pre-clearance. Unless otherwise noted, no pre-clearance is required for the exempted transactions noted below.

BLACK OUT PERIODS

No employee shall buy or sell any security within seven (7) calendar days before or two (2) calendar days after a trade in the same security has taken place for any client portfolio, including the affiliated mutual fund portfolios and the hedge fund portfolio. The CCO will review executed client trades upon an employee requesting pre-clearance to ensure that no trades have taken place within the last two days and will inquire with the portfolio managers to determine if any client trades may be placed in the next 7 days.

REPORTABLE SECURITIES

RHJ requires Employees to provide periodic reports (See Reporting section below) regarding transactions and holdings in any security, except exempted securities.

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(3) A "Reportable Fund" means (a) any fund for which RHJ serves as the investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (I.E., in most cases RHJ would need to be approved by the fund's board of directors before you can serve); or (b) any fund whose investment adviser or principal underwriter controls RHJ, is controlled by RHJ, or is under common control with RHJ. Transaction in RHJ managed funds must be disclosed, but not pre-cleared.

BENEFICIAL OWNERSHIP

Employees are considered to have beneficial ownership of securities if they have or share a direct or indirect pecuniary interest in the securities. Employees have a pecuniary interest in securities if they have the ability to directly or indirectly profit from a securities transaction.

The following are examples of indirect pecuniary interests in securities:

     o Securities held by members of Employees' immediate family sharing the same household. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law. Adoptive relationships are included;

     o Employees' interests as a general partner in securities held by a general or limited partnership; and

     o Employees' interests as a manager/member in the securities held by a limited liability company.

Employees do not have an indirect pecuniary interest in securities held by entities in which they hold an equity interest unless they are a controlling equity holder or they share investment control over the securities held by the entity.

          The following circumstances constitute beneficial ownership by Employees of securities held by a trust:

     o Ownership of securities as a trustee where either the Employee or members of the Employees' immediate family have a vested interest in the principal or income of the trust;

     o    Ownership of a vested beneficial interest in a trust; and

     o An Employee's status as a settlor/grantor of a trust, unless the consent of all of the beneficiaries is required in order for the Employee to revoke the trust.

EXEMPT TRANSACTIONS

The following transactions are considered exempt transactions (not to be confused with exempt securities) and therefore do not require reporting under the Personal Security Transaction Policy:

     o Any security transaction in an account over which the Employee does not have any direct or indirect influence or control. For example, presuming that such relatives do not reside in the same household as the Employee, accounts of family members outside of the immediate family would not be subject to review.

     o    Purchases that are part of an automatic investment plan. (4)

From time to time, the Compliance Officer may exempt certain transactions on a fully documented trade-by-trade basis.

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(4) "Automatic investment plan" means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

INVESTMENTS IN LIMITED OFFERINGS AND INITIAL PUBLIC OFFERINGS ("IPOS")5

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any limited offering or IPO without first obtaining prior approval of the Compliance Officer in order to preclude any possibility of their profiting improperly from their positions on behalf of a client. The Compliance Officer shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the limited offering or IPO), that no clients have any foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions shall be kept as required in the Records section of this Policy. Please refer to Attachment B for a copy of the Limited Offering and IPO Request and Reporting Form.

RESTRICTIONS ON NEW ISSUES OF EQUITY SECURITIES ("NEW ISSUES")(6)

No Employee shall acquire, directly or indirectly, any Beneficial Ownership in any New Issue (including new issues of municipal bonds) without first obtaining prior approval of the Compliance Officer in order to preclude any possibility of their profiting improperly from their positions on behalf of a client. The Compliance Officer shall (a) obtain from the Employee full details of the proposed transaction (including written certification that the investment opportunity did not arise by virtue of the Employee's activities on behalf of a client; and (b) conclude, after consultation with a Portfolio Manager (who has no personal interest in the issuer of the New Issue), that no clients have any foreseeable interest in purchasing such security. A record of such approval by the Compliance Officer and the reasons supporting those decisions shall be kept as required in the Records section of this Policy.

FINRA Rule 5130 prohibits the sale of New Issues to any account in which a "restricted person" has a beneficial interest, except under certain situations. The term "restricted person" includes any person of an investment adviser who has the authority to buy or sell securities and an immediate family member of such a restricted person that materially supports, or receives materially support from, such person. Thus, all restricted persons of RHJ, including members of RHJ's investment personnel, are prohibited, in almost all circumstances except as noted in further detail below, from purchasing an NIES.

The prohibitions on the purchase and sale of New Issues with respect to Rule 5130 do not apply to: 1) ISSUER-DIRECTED SECURITIES, or those that are specifically directed by the issuer to persons that are restricted persons (i.e., directors), subject to certain conditions; 2) the account of a restricted person who is an existing equity owner of an issuer (ANTI-DILUTION PROVISIONS), subject to certain

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(5) The term "limited offering" is defined as an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) or pursuant to Rules 504,505, or 506 of Regulation D. The term "initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.

(6) The term "new issue" is defined as any initial public offering of an equity security as defined in Section 3(a)(11) of the Securities Exchange Act of 1934, made pursuant to a registration statement or offering circular. This restriction does not apply to, among other securities: secondary offerings, offerings of debt securities, offerings of a security of a commodity pool, rights offerings, exchange offers, and offerings of convertible or preferred securities. (See FINRA Rule 5130 Restrictions on the Purchase and Sale of IPOs of Equity Securities).

conditions; and 3) Stand-By Purchasers, or those who purchase and sell securities pursuant to a stand-by agreement subject to certain conditions.

Employees are encouraged to review Rule 5130 and discuss such with the Compliance Officer prior to the purchase and/or sale of any New Issues.

REPORTING

In order to provide RHJ with information to enable it to determine with reasonable assurance any indications of "scalping", "front-running" or the appearance of a conflict of interest with the trading by RHJ clients, each Employee of RHJ shall submit the following reports in the forms attached hereto to the Compliance Officer showing all transactions, except for exempt transactions listed above, in securities, except for exempt securities listed above, in which the person has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership.

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NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH HEREIN, EMPLOYEES MAY CHOOSE
    TO INSTRUCT THEIR BROKER-DEALER TO PROVIDE DIRECTLY TO RHJ (1) DUPLICATE
     BROKERAGE STATEMENTS ON A MONTHLY BASIS, AND/OR (2) DUPLICATE TRADING CONFIRMATION FOR ALL TRADES (OF ANY AND ALL TYPES WHATSOEVER) BE SUBMITTED AS
  THEY ARE PROCESSED, IN FULFILLMENT OF THE REPORTING OBLIGATIONS SET FORTH IN
   THIS POLICY, PROVIDED HOWEVER THAT TRADING IN ANY SECURITIES THAT ARE NOT
    REFLECTED IN THE STATEMENTS AND/OR CONFIRMATIONS SET FORTH ABOVE MUST BE
            PROVIDED IN THE FORMAT, TIME AND MANNER SET FORTH BELOW.
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QUARTERLY TRANSACTION REPORTS

Employees shall be required to instruct their broker-dealers to send to RHJ duplicate broker trade confirmations and/or account statements of the Employee which shall be received by the Compliance Officer or designee, at a minimum, no later than thirty (30) days after the end of each calendar quarter. If an Employee's trades do not occur through a broker-dealer (i.e., purchase of a private investment fund), such transactions shall be reported separately on the quarterly personal securities transaction report provided in ATTACHMENT C. The quarterly transaction reports shall contain at least the following information for each transaction in a Reportable Security in which the Employee had, or as a result of the transaction acquired, any direct or indirect beneficial ownership(7): (a) the date of the transaction, the title, and as applicable the exchange ticker symbol

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(7) "Beneficial Ownership," as set forth under Rule 16a-1(a)(2), determines whether a person is subject to the provision of Section 16 of the Securities Exchange Act of 1934, and the rules and regulations thereunder, which generally encompasses those situations in which the beneficial owner has the right to enjoy some direct or indirect "pecuniary interest" (i.e., some economic benefit) from the ownership of a security. This may also include securities held by members of an Employee's immediate family sharing the same household; provided however, this presumption may be rebutted. The term immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law and includes adoptive relationships. Any report of beneficial ownership required thereunder shall not be construed as an admission that the person making the report has any direct or indirect beneficial ownership in the Covered Securities to which the report relates.

or CUSIP number, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Reportable Security involved;
(b) the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition); (c) the price of the Reportable Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted.

Employees who do not maintain brokerage accounts for their own personal trading will be required at a minimum to confirm in writing that they do not have personal securities transactions to report. This acknowledgement can be documented on the quarterly personal securities transaction report provided in ATTACHMENT C.

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EMPLOYEES ARE REMINDED THAT THEY MUST ALSO REPORT TRANSACTIONS BY MEMBERS OF THE EMPLOYEE'S IMMEDIATE FAMILY INCLUDING SPOUSE, CHILDREN AND OTHER MEMBERS OF THE
 HOUSEHOLD IN ACCOUNTS OVER WHICH THE EMPLOYEE HAS DIRECT OR INDIRECT INFLUENCE
                     OR CONTROL AND/OR BENEFICIAL OWNERSHIP
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INITIAL AND ANNUAL HOLDINGS REPORTS

New RHJ Employees are required to report all of their personal securities holdings no later than 10 days after the commencement of their employment (SEE ATTACHMENT D FOR A COPY OF THE INITIAL HOLDINGS REPORT). The initial holdings report must be current as of a date not more than 45 days prior to the date the person becomes an Employee.

Existing Employees are required to provide RHJ with a complete list of securities holdings on an annual basis, or on or before February 14(th) (as determined by RHJ) of each year. The report shall be current as of December 31(st) , which is a date no more than 45 days from the final date the report is due to be submitted. (SEE ATTACHMENT E FOR A COPY OF THE ANNUAL HOLDINGS REPORT).

Each holdings report (both the initial and annual) must contain, at a minimum:
(a) the title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the access person has any direct or indirect beneficial ownership; (b) the name of any broker, dealer or bank with which the access person maintains an account in which any securities are held for the access person's direct or indirect benefit; and (c) the date the access person submits the report.

Employees who do not have any securities holdings or maintain brokerage accounts for their own personal trading will be required at a minimum to confirm such in writing. This acknowledgement can be documented on the initial and annual holdings report.

DUPLICATE COPIES

A form brokerage letter is attached to this Policy as ATTACHMENT F. In order to help ensure that duplicate brokerage confirmations and/or statements are received for all accounts pertaining to a particular Employee, such Employee may complete and send a brokerage letter similar to Attachment F to each bank, broker or dealer maintaining an account on behalf of the Employee.

TRADING AND REVIEW

Though not prohibited by this Personal Security Transaction Policy, RHJ does not expect its Employees to engage in frequent short-term (60 days) trading. In addition, except for limited circumstances and subject to pre-clearance approval, RHJ forbids its Employees to trade opposite of the Company's recommendations. RHJ strictly forbids "front-running" client accounts, which is a practice generally understood to be Employees personally trading ahead of client accounts. The CCO will closely monitor Employees' investment patterns to detect these abuses. Thao Buuhoan, President and Chief Operating Officer (COO) will monitor the CCO's personal securities transactions for compliance with the Personal Security Transaction Policy.

The CCO shall also conduct a post-trade review of RHJ Employees' personal trading. All Employee trades must be reported to the CCO within thirty (30) days after the end of each calendar quarter. The CCO will then compare such trades to the quarterly download of RHJ's clients' trades and this Code.

The reason for the development of a post transaction review process is to ensure that RHJ has developed procedures to supervise the activities of its Employees. The comparison of Employee trades to those of advisory clients will identify potential conflicts of interest or the appearance of a potential conflict.

If RHJ discovers that an Employee is personally trading contrary to the policies set forth above, the Employee shall meet with the Compliance Officer and President to review the facts surrounding the transactions. This meeting shall help RHJ to determine the appropriate course of action.

REPORTING VIOLATIONS AND REMEDIAL ACTIONS

RHJ takes the potential for conflicts of interest caused by personal investing very seriously. As such, RHJ requires its Employees to promptly report any violations of the Code of Ethics to the CCO. RHJ's management is aware of the potential matters that may arise as a result of this requirement, and shall take action against any Employee that seeks retaliation against another for reporting violations of the Code of Ethics.

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    RHJ HAS ZERO TOLERANCE FOR RETALIATORY ACTIONS AND THEREFORE MAY SUBJECT OFFENDERS TO MORE SEVERE ACTION THAN SET FORTH BELOW. IN ORDER TO MINIMIZE THE POTENTIAL FOR SUCH BEHAVIOR, ALL REPORTS OF CODE OF ETHICS VIOLATIONS WILL BE
                  TREATED AS BEING MADE ON AN ANONYMOUS BASIS.
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If any violation of RHJ's Personal Security Transaction Policy is determined to have occurred, the CCO may impose sanctions and take such other actions as he deems appropriate, including, without limitation, requiring that the trades in question be reversed, requiring the disgorgement of profits, issuing a letter of caution or warning, issuing a suspension of personal trading rights or suspension of employment (with or without compensation), imposing a fine, making a civil referral to the SEC, making a criminal referral, and/or terminating employment for cause or any combination of the foregoing. All sanctions and other actions taken shall be in accordance with applicable employment laws and regulations. Any profits forfeited shall be paid to the applicable client(s), if any, or given to a charity, as the CCO shall determine is appropriate.

No person shall participate in a determination of whether he or she has committed a violation of this Policy or in the imposition of any sanction against himself or herself.

DISCLOSURE

RHJ shall describe its Code of Ethics to clients in Part II of Form ADV and, upon request, furnish clients with a copy of the Code of Ethics. All client requests for RHJ's Code of Ethics shall be directed to the Compliance Officer

RECORDKEEPING

RHJ shall maintain records in the manner and to the extent set forth below, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission or RHJ's management.

     o A copy of this Policy and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

     o A record of any violation of this Policy and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

     o A record of all written acknowledgements (annual certifications) as required by this Policy for each person who is currently, or with the past five years was, an Employee of RHJ.

     o A copy of each report made pursuant to this Policy by an Employee, including any information provided in lieu of reports, shall be preserved by the Company for at least five years after the end of the fiscal year in which the report is made or the information is provided, the first two years in an easily accessible place;

     o A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Policy, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

     o    A record of all pre-clearance requests, including the decisions made;
          and

     o The Company shall preserve a record of any decision, and the reasons supporting the decision, to approve the acquisition of any limited offering or IPO by Employees for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Personal Security Transaction Policy. All questions regarding the policy should be directed to the Compliance Officer.

2. INSIDER TRADING POLICY

Section 204A of the Advisers Act requires every investment adviser to establish, maintain, and enforce written policies and procedures reasonably designed, taking into consideration the nature of such investment adviser's business, to prevent the misuse of material, non-public information by such investment adviser or any person associated with such investment adviser. In accordance with Section 204A, RHJ has instituted procedures to prevent the misuse of non-public information.

Although "insider trading" is not defined in securities laws, it is generally thought to be described as trading either personally or on behalf of others on the basis of material non-public information or communicating material non-public information to others in violation of the law. In the past, securities laws have been interpreted to prohibit the following activities:

     o Trading by an insider while in possession of material non-public information; or

     o Trading by a non-insider while in possession of material non-public information, where the information was disclosed to the non-insider in violation of an insider's duty to keep it confidential; or

     o Communicating material non-public information to others in breach of a fiduciary duty.

     o RHJ's Insider Trading Policy applies to all of its Employees. Any questions should be directed to the Compliance Officer and/or MP.

WHOM DOES THE POLICY COVER?

This policy covers all of RHJ's Employees as well as any transactions in any securities participated in by family members, trusts or corporations directly or indirectly controlled by such persons. In addition, the policy applies to transactions engaged in by corporations in which the Employee is an officer, director or 10% or greater stockholder and a partnership of which the Employee is a partner unless the Employee has no direct or indirect control over the partnership.

WHAT INFORMATION IS MATERIAL?

          Individuals may not be held liable for trading on inside information unless the information is material. "Material information" is generally defined as information for which there is a substantial likelihood that an investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities.

Advance knowledge of the following types of information is generally regarded as "material":

     o    Dividend or earnings announcements
     o    Write-downs or write-offs of assets
     o    Additions to reserves for bad debts or contingent liabilities
     o    Expansion or curtailment of company or major division operations
     o    Merger, joint venture announcements
     o    New product/service announcements
     o    Discovery or research developments
     o    Criminal, civil and government investigations and indictments
     o    Pending labor disputes
     o    Debt service or liquidity problems
     o    Bankruptcy or insolvency problems
     o    Tender offers, stock repurchase plans, etc.
     o    Recapitalization

Information provided by a company could be material because of its expected effect on a particular class of a company's securities, all of the company's securities, the securities of another company, or the securities of several companies. The misuse of material non-public information applies to all types of securities, including equity, debt, commercial paper, government securities and options.

Material information does not have to relate to a company's business. For example, material information about the contents of an upcoming newspaper column may affect the price of a security, and therefore be considered material.

WHAT INFORMATION IS NON-PUBLIC?

In order for issues concerning insider trading to arise, information must not only be material, but also non-public. "Non-public" information generally means information that has not been available to the investing public.

Once material, non-public information has been effectively distributed to the investing public, it is no longer classified as material, non-public information. However, the distribution of non-public information must occur through commonly recognized channels for the classification to change. In addition, the information must not only be publicly disclosed, there must be adequate time for the public to receive and digest the information. Lastly, non-public information does not change to public information solely by selective dissemination.

RHJ's Employees must be aware that even where there is no expectation of confidentiality, a person may become an insider upon receiving material, non-public information. Whether the "tip" made to the Employee makes him/her a "tippee" depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure.

The "benefit" is not limited to a present or future monetary gain; it could be a reputational benefit or an expectation of a quid pro quo from the recipient by a gift of the information. Employees may also become insiders or tippees if they obtain material, non-public information by happenstance, at social gatherings, by overhearing conversations, etc.

PENALTIES FOR TRADING ON INSIDER INFORMATION

Severe penalties exist for firms and individuals that engage in the act of insider trading, including civil injunctions, treble damages, disgorgement of profits and jail sentences. Further, fines for individuals and firms found guilty of insider trading are levied in amounts up to three times the profit gained or loss avoided, and up to the greater of $1,000,000 or three times the profit gained or loss avoided, respectively.

PROCEDURES TO FOLLOW IF AN EMPLOYEE BELIEVES THAT HE/SHE POSSESSES MATERIAL, NON-PUBLIC INFORMATION

If an Employee has questions as to whether they are in possession of material, non-public information, they must inform the Compliance Officer and President, CEO or Managing Partner ("MP") as soon as possible. From this point, the Employee, Compliance Officer and MP will conduct research to determine if the information is likely to be considered important to investors in making investment decisions, and whether the information has been publicly disseminated.

Given the severe penalties imposed on individuals and firms engaging in insider trading, Employees:

     o Shall not trade the securities of any company in which they are deemed insiders who may possess material, non-public information about the company.

     o Shall not engage in securities or derivatives transactions of any company, except in accordance with RHJ's Personal Security Transaction Policy and the securities laws.

     o Shall submit personal security trading reports in accordance with the Personal Security Transaction Policy.

     o Shall not discuss any potentially material, non-public information with colleagues, except as specifically required by their position.

     o Shall immediately report the potential receipt of non-public information to the CCO and President or MP.

     o Shall not proceed with any research, trading, etc. until the Compliance Officer and President or MP informs the Employee of the appropriate course of action.

3. SERVING AS OFFICERS, TRUSTEES AND/OR DIRECTORS OF OUTSIDE ORGANIZATIONS

          Employees may, under certain circumstances, be granted permission to serve as directors, trustees or officers of outside organizations by completing Attachment G. These organizations can include public or private corporations, partnerships, charitable foundations and other not-for-profit institutions. Employees may also receive compensation for such activities.

At certain times, RHJ may determine that it is in its clients' best interests for an Employee(s) to serve as an officer or on the board of directors of an outside organization. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of RHJ can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

As an outside board member or officer, an Employee may come into possession of material non-public information about the outside company, or other public companies. It is critical that a proper information barrier be in place between RHJ and the outside organization, and that the Employee does not communicate such information to other RHJ Employees in violation of the information barrier.

Similarly, RHJ may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the Employee must not be involved in the decision to retain or hire RHJ.

RHJ Employees are prohibited from engaging in such outside activities without the prior written approval from the Compliance Officer. Approval will be granted on a case by case basis, subject to proper resolution of potential conflicts of interest. Outside activities will be approved only if any conflict of interest issues can be satisfactorily resolved and all of the necessary disclosures are made on Part II of Form ADV.

4. GIFT POLICY

Employees may not accept investment opportunities, gifts or other gratuities from individuals seeking to conduct business with RHJ, or on behalf of an advisory client. However, Employees may accept gifts from a single giver in aggregate amounts not exceeding $100 and may attend business meals, sporting events and other entertainment events at the expense of a giver, as long as the expense is reasonable and both the giver(s) and the Employee(s) are present. All gifts received must be reported to the CCO, including the name of the giver of the gift, the reason for the gift, a description of the gift and the date the gift was received.

Employees may also give any gift to anyone who does business with the firm, not in excess of $100. However, business meals, sporting events and other entertainment events may be given so long as the expense is reasonable and the employee giving the gift is present. All gifts given must be reported to the CCO, including the name of the employee giving the gift, the reason for giving the gift, a description of the gift being given and the date the gift was given.

POLITICAL CONTRIBUTIONS

RHJ or any RHJ employee may not give a political contribution to any political official or candidate in excess of $250 per political official or candidate. All political contributions must be reported in writing, using ATTACHMENT H, to the CCO within 10 days after the contribution has been made. The information being reported must include the name of the employee that gave the contribution, the name of the office holder or candidate that received the contribution, the office the recipient is running for, the amount of the contribution, whether or not the contributing employee is eligible to vote for the recipient and whether or not the official or candidate has an existing or potential relationship with the Firm and/or the contributing employee.

CHARITABLE CONTRIBUTIONS

Employees are not restricted in regards to giving personal charitable contributions; however, RHJ or an RHJ employee on behalf of the Firm must report all charitable contributions given by RHJ or an RHJ employee on behalf of the Firm, using Attachment H, to the CCO within 10 days after the contribution has been made. The information being reported must include the name of the employee that gave the contribution, the name of the recipient of the contribution, the amount of the contribution and whether or not the charity or any person associated with the charity has an existing or potential relationship with the firm and/or the employee giving the contribution.

RESPONSIBILITY

The Compliance Officer will be responsible for administering the Insider Trading, Serving as Officers, Trustees and/or Directors of Outside Organizations, Gift Policies, Political Contributions and Charitable Contributions. All questions regarding these policies should be directed to the Compliance Officer.

ATTACHMENT A -- CODE OF ETHICS

                      PERSONAL TRADING PRE-CLEARANCE FORM

The pre-clearance form documents that the proposed transaction is not a conflicting transaction. Pre-clearance must be granted prior to placing a trade, and is only good for the day of the approval.

 1.  Buy                     Sell               Short
        --------------------      ------------        ----------------

 2.  Security
              ------------------------------------------------------------------

 3. Common Stock            Option           Debt             Other
                -----------        ---------      ----------       -------------

 4.  If applicable, is the Equity a "New Issue"?   Yes           No
                                                       --------     -----------
 5.  Symbol
            --------------------------

 6.  Number of Shares/Contracts/Principal
                                          ------------------------------
 7.  Price
           -------------------

 8. Brokerage Account Number
                            ---------------------------
    Custodian                           (if more than one please print on back)
              -------------------------

 9. Employee has no inside information or other knowledge pertaining to this proposed transaction that constitutes a violation of Company policy or securities laws.

10. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than thirty (30) days.

11. Any transaction described above establishing a position in a security is undertaken with the intention of holding such position for not less than sixty (60) days if the security is held in a client account as of the date below.


Employee                                                     (PRINT NAME)
        -----------------------------------------------------

Signed
       ---------------------------------------------------   -------------
                                                             Date

By signing below, the individual verifies that the proposed transaction described above does not violate RHJ's Personal Security Transaction Policy.
Note: One signature is required for pre-clearance.

---------------------------------------------------            --------------
Compliance Officer                                                  Date

---------------------------------------------------            --------------
Portfolio Manager                                                   Date

                                                                Employee Log [ ]

ATTACHMENT B -- CODE OF ETHICS

               LIMITED OFFERING & IPO REQUEST AND REPORTING FORM

Name of Issuer:
                -------------------------------------------------

Type of Security:
                 ------------------------------------------------

Public Offering Date:
                      -------------------------------------------
                      (for proposed IPO investments only)

By signing below, I certify and acknowledge the following:

     1. I am not investing in this limited offering or IPO to profit improperly from my position as an RHJ Employee;

     2. The investment opportunity did not arise by virtue of my activities on behalf of an RHJ client; and

     3. To the best of my knowledge, no RHJ clients have any foreseeable interest in purchasing this security.


Furthermore, by signing below, I certify that I have read the RHJ Code of Ethics and believe that the proposed trade fully complies with the requirements of this policy. I understand RHJ reserves the right to direct me to rescind a trade even if approval is granted. I also understand that a violation of this policy will be grounds for disciplinary action or dismissal and may also be a violation of federal and/or state securities laws.

Date:                    Signature:
     -----------------             ---------------------------------------

Print Name:
            --------------------------------------------------------------


--------------------------------------------------------------------------------

INTERNAL USE ONLY

        Approved         Not Approved
-------           ------

Person Approving
                ---------------

Reasons Supporting Decision to Approve/Not Approve:
                                                    ----------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

ATTACHMENT C -- CODE OF ETHICS

                    QUARTERLY SECURITIES TRANSACTION REPORT

For the Calendar Quarter Ended:                                 (month/day/year)
                               --------------------------------

During the quarter referred to above, the following transactions were effected in securities, for which I do not have a brokerage statement, in which I may be deemed to have had, or by reason of such transaction acquired, a direct or indirect Beneficial Ownership, and which are required to be reported pursuant to RHJ's Code of Ethics.

-------------------------------------------------------------------------------------
                                              PRINCIPAL
SECURITY   TICKER/CUSIP    DATE     SHARES     AMOUNT    BUY/SELL   PRICE   CUSTODIAN
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

** Please note that ALL accounts must be listed (including Non-Covered
   Securities).

This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:          Signature:                      Print Name:
     ---------           --------------------             ----------------------

ATTACHMENT D -- CODE OF ETHICS

                            INITIAL HOLDINGS REPORT

Date of Employment:                                             (month/day/year)
                    --------------------------------------------

The following is a list of current holdings as of a date not more than 45 days prior to the date I became an Employee of RHJ: If I have no brokerage accounts open, I am so stating below.

--------------------------------------------------------------------------------
                                                    PRINCIPAL
SECURITY        TYPE      TICKER/CUSIP    SHARES      AMOUNT      CUSTODIAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:                     Signature:
     ---------------                  ------------------------------------------

                          Print Name:
                                      ------------------------------------------

ATTACHMENT E -- CODE OF ETHICS

                             ANNUAL HOLDINGS REPORT

In addition to my brokerage statements, I am attaching a list of current holdings, as of DATE, which is no more than 45 days prior to the submission date of this Report. If I have no brokerage accounts open, I am so stating below.

--------------------------------------------------------------------------------
                                                   PRINCIPAL
SECURITY       TYPE     TICKER/CUSIP     SHARES     AMOUNT        CUSTODIAN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

This report (i) excludes holdings with respect to securities held in accounts over which I have no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect Beneficial Ownership in the securities listed above.

Date:              Signature:
                              --------------------------------------------------

                   Print Name:
                              --------------------------------------------------

ATTACHMENT F -- CODE OF ETHICS

                           SAMPLE OF BROKERAGE LETTER

[DATE]

[NAME OF CUSTODIAN]
[ADDRESS]
[CITY, STATE ZIP]

Re: Account No.
                -----------------------------------
Account Name
                -----------------------------------

Dear [NAME],

As of [DATE], please send to the undersigned a duplicate confirmation of each transaction in the above named account and monthly brokerage account statements for the above named account.

Please consider this letter our written request to receive confirmations via the Institutional Delivery "ID" system of the Depository Trust Company "DTC" for the above accounts.

Institution ID = 71397
Agent Bank # = 99999
Special Instruction Field = ATTN: Compliance Department

If you have any questions or concerns, please feel free to give me a call at my phone number below Thank you for your immediate attention to this matter.

Sincerely,

[Name]

cc: [Name]

ATTACHMENT G -- CODE OF ETHICS

                 REQUEST FOR APPROVAL OF OUTSIDE ACTIVITY FORM

The undersigned hereby requests approval for participation in the following outside activity:

--------------------------------------------------------------------------------

Name and address of company or organization:
                                            ------------------------------------

Nature of organization's primary business or purpose:
                                                      --------------------------

Is this a public company? (YES/NO) If YES, stock symbol:
                                                         -----------------------

Complete description of anticipated role with organization:
                                                            --------------------

--------------------------------------------------------------------------------

Describe any compensation you will receive:
                                           -------------------------------------

If this request for approval is granted:

     o I agree to notify the Chief Compliance Officer of any change in the above information.

     o I agree, for private or not-for-profit organizations, to seek approval to retain my position, as described above, if the organization decides to offer securities to the public, or ceases to maintain its not-for-profit status.

     o I am aware of no other employees who are officers or directors of the organization noted above.

     o I agree to adhere to the insider trading policies of both Rice Hall James & Associates, LLC ("RHJ") and the organization, and not to communicate any material non-public information in my possession regarding the organization to RHJ's investment advisory or research staff.

     o I will avoid participation in discussions regarding service, investment management, or other arrangements with RHJ or its affiliates, and will recuse myself from voting on any such matters.

--------------------------------------------------------------------------------

Signature of Employee:
                       --------------------------------------
Date:
     -------------------

Approved By:
            -------------------------------------------------
Date:
     -------------------

ATTACHMENT H -- CODE OF ETHICS

               REPORTING OF POLITICAL OR CHARITABLE CONTRIBUTION

SECTION I: CONTRIBUTION INFORMATION

Type of contribution made: (Please circle one)    Political     Charitable

Name of contributor*:

--------------------------------------------------------------------------------
Name of recipient:

--------------------------------------------------------------------------------
Amount of contribution:

--------------------------------------------------------------------------------
Date contribution was made:

--------------------------------------------------------------------------------
Does the recipient have an existing or potential business relationship with RHJ
and/or the contributor? (Please circle one)   Yes       No
                                                 -----    ------

If yes, please describe the relationship:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

IF POLITICAL CONTRIBUTION, PLEASE COMPLETE THE FOLLOWING ADDITIONAL
INFORMATION:

Political office the recipient is running for:

--------------------------------------------------------------------------------

Is the contributor eligible to vote for recipient?
(Please circle one)   Yes       No
                         ----     -----

SECTION II: CERTIFICATION OF CONTRIBUTOR

BY SIGNING BELOW, I CERTIFY TO THE FOLLOWING:

     o This contribution was not made to directly or indirectly obtain any type of business or favors for myself or RHJ.

     o To the best of my knowledge, neither I nor RHJ will benefit directly or indirectly from this contribution.

     o    The above information is true and correct.

--------------------------------------------------------------------------------

Signature of Contributor:
                         -------------------------------------------------------
Date:
      ------------------------

* IF RHJ IS THE CONTRIBUTOR, PLEASE SPECIFY AND INCLUDE NAME AND TITLE OF OFFICER REPORTING ON BEHALF OF THE FIRM.

April 2010



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